EXHIBIT 99.1

CONTACT:
     Interplay Entertainment Corp., Irvine
     Jeff Gonzalez, 949/553-6655
     JGONZALEZ@INTERPLAY.COM

FOR IMMEDIATE RELEASE

       INTERPLAY ANNOUNCES SALE OF SHINY ENTERTAINMENT TO INFOGRAMES, INC.
                         FOR APPROXIMATELY $47 MILLION

IRVINE, Calif., April 25, 2002 -- Interplay Entertainment Corp. (Nasdaq: IPLY) announced today it has reached an agreement with Infogrames, Inc. (Nasdaq: IFGM) for the sale of its Shiny Entertainment subsidiary. Upon the closing of the transaction, which is subject to customary conditions including receipt of certain third party consents, Infogrames will pay Interplay approximately $47 million for Shiny Entertainment in a combination of cash and a promissory note.

Through this acquisition, Infogrames, Inc. will have exclusive worldwide rights to develop and publish games based on sequels to the highly acclaimed, Academy Award-winning action thriller, "THE MATRIX." The games will be based on the upcoming sequels "THE MATRIX RELOADED" and "THE MATRIX REVOLUTIONS" from Warner Bros. Pictures.

Commenting on the announcement, Interplay Chief Executive Officer Herve Caen said, "We are delighted to have signed this transaction with Infogrames, a company with a proven track record and reputation. For Interplay and its investors, successful conclusion of this transaction will enhance stability and position Interplay for growth. The sale of Shiny will significantly reduce the general corporate overhead of Interplay and allow the Interplay teams to focus on the continuing development of games based on its successful TSR licenses such as Baldur's Gate and Icewind Dale."

In addition to maintaining its strong alliances with outside developers for titles like Hunter (XBox) and Baldur's Gate Dark Alliance (PS2), Interplay maintains two renowned development studios, Black Isle and Digital Mayhem.

Mr. Caen continued, "The transaction will strengthen Interplay's capacity to finance the development of its current slate of titles. We now have the financing and the management team in place to provide a much stronger platform for the development of fun and profitable games."

Heading into E3, the all important industry event, Interplay has a strong selection of products soon to be released, as well as some in the pipeline yet to be announced.

Interplay Entertainment is a leading developer, publisher and distributor of interactive entertainment software for both core gamers and the mass market. Interplay develops


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games for personal computers as well as next generation video game consoles, many of which have garnered industry accolades and awards. Interplay releases products through Interplay, Shiny Entertainment, Digital Mayhem, Black Isle Studios, its distribution partners, and its wholly owned subsidiary Interplay OEM Inc.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained in this release except for historical information are forward-looking statements that are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. The closing of the sale of Shiny Entertainment, Inc., to Infogrames, Inc., and the effects of that sale on the business, prospects and financial condition of the company that are expected to result from the transaction are subject to numerous closing conditions, certain of which are beyond the control of the company. Additional important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements are discussed in the company's filings from time to time with the Securities and Exchange Commission, including but not limited to the company's annual reports on Form 10-K and the company's subsequent quarterly filings on Form 10-Q. The company disclaims any obligation to revise or update any forward-looking statements that may be made from time to time by it or on its behalf.